UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 20, 2008

Severn Bancorp, Inc.
(Exact name of registrant as specified in its charter)

Maryland	0-49731	52-1726127
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 Westgate Circle, Suite 200, Annapolis, Maryland	21401
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: 410-260-2000

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On November 21, 2008, Severn Bancorp, Inc. (the “Bancorp”) entered into a Letter Agreement (the “Purchase Agreement”) with the United States Department of the Treasury (“Treasury”), pursuant to which Bancorp agreed to issue and sell (i) 23,393 shares of its Fixed Rate Cumulative Perpetual Preferred Stock, Series B, par value $0.01 per share and liquidation preference $1,000 per share, (the “Series B Preferred Stock”) and (ii) a warrant (the “Warrant”) to purchase 556,976 shares of Bancorp’s common stock, par value $0.01 per share (the “Common Stock”), for an aggregate purchase price of $ 23,393,000 in cash. Closing of the sale occurred on November 21, 2008.

The following summary of the material terms and provisions of the Purchase Agreement, the Series B Preferred Stock and the Warrant is not intended to be complete and is qualified by reference to the (i) Purchase Agreement, a copy of which is attached hereto as Exhibit 10.1 and is incorporated herein by reference, (ii) Articles Supplementary to the Articles of Incorporation of Bancorp (the “Articles of Amendment”), a copy of which is attached hereto as Exhibit 3.1 and is incorporated herein by reference, and (iii)Warrant, a copy of which is attached hereto as Exhibit 4.1 and is incorporated herein by reference.

The Series B Preferred Stock will qualify as Tier 1 capital and will pay cumulative compounding dividends at a rate of 5% per annum for the first five years, and 9% per annum thereafter. The Series B Preferred Stock may be redeemed by Bancorp after three years. Prior to the end of three years, the Series B Preferred Stock may not be redeemed by Bancorp except with proceeds from one or more Qualified Equity Offerings (as defined in the Purchase Agreement). The restrictions on redemption are set forth in the Articles of Amendment. The Series B Preferred Stock has no maturity date and ranks pari passu with Bancorp’s existing Series A 8.0% Non-Cumulative Convertible Preferred Stock, in terms of dividend payments and distributions upon liquidation, dissolution and winding up of Bancorp.

The Series B Preferred Stock is non-voting, other than class voting rights on certain matters that could adversely affect the Series B Preferred Stock. If dividends on the Series B Preferred Stock have not been paid for an aggregate of six quarterly dividend periods or more, whether consecutive or not, Bancorp’s authorized number of directors will be automatically increased by two and the holders of the Series B Preferred Stock, voting together with holders of any then outstanding voting parity stock, will have the right to elect those directors at Bancorp’s next annual meeting of stockholders or at a special meeting of stockholders called for that purpose. These preferred share directors will be elected annually and serve until all accrued and unpaid dividends on the Series B Preferred Stock have been paid.

The Warrant has a 10-year term and is immediately exercisable at an exercise price of $6.30 per share of Common Stock. The exercise price and number of shares subject to the Warrant are both subject to anti-dilution adjustments. If Bancorp receives aggregate gross cash proceeds of not less than $23,393,000 from Qualified Equity Offerings on or prior to December 31, 2009, the number of shares of Common Stock issuable pursuant to Treasury’s exercise of the Warrant will be reduced by one half of the original number of shares, taking into account all adjustments, underlying the Warrant. Pursuant to the Purchase Agreement, Treasury has agreed not to exercise voting power with respect to any shares of Common Stock issued upon exercise of the Warrant.

During the term of the Warrant, if at any time the shares of Common Stock are no longer listed or admitted to trading on a national securities exchange (other than in connection with certain business combinations), the Treasury may cause Bancorp to exchange all or a portion of the Warrant for another economic interest of Bancorp (determined by the Treasury in consultation with Bancorp) classified as permanent equity under U.S. GAAP with an equivalent fair market value.

The Series B Preferred Stock and the Warrant were issued in a private placement exempt from registration pursuant to Section 4(2) of the Securities Act of 1933, as amended. Bancorp has granted Treasury and other future holders of the Series B Preferred Stock, the Warrant or the shares of Common Stock underlying the Warrant (the “Warrant Shares”) certain registration rights with respect to the securities. Neither the Series B Preferred Stock nor the Warrant will be subject to any contractual restrictions on transfer, except that Treasury may only transfer or exercise an aggregate of one-half of the Warrant Shares prior to the earlier of (i) the date on which Bancorp has received aggregate gross proceeds of not less than $23,393,000 from one or more Qualified Equity Offerings and (ii) December 31, 2009.

In the Purchase Agreement, Bancorp agreed that, until such time as Treasury ceases to own any debt or equity securities of Bancorp acquired pursuant to the Purchase Agreement or Warrant, Bancorp will take all necessary action to ensure that its benefit plans with respect to its senior executive officers comply with Section 111(b) of the Emergency Economic Stabilization Act of 2008 (the “EESA”) as implemented by any guidance or regulation under the EESA that has been issued and is in effect as of the date of issuance of the Series B Preferred Stock and the Warrant, and has agreed to not adopt any benefit plans with respect to, or which covers, its senior executive officers that do not comply with the EESA, and the applicable executives have consented to the foregoing.

Item 3.02. Unregistered Sales of Equity Securities.

The information set forth under “Item 1.01. Entry into a Material Definitive Agreement” is incorporated by reference into this Item 3.02.

Item 3.03 Material Modification to Rights of Security Holders.

The information set forth under “Item 1.01. Entry into a Material Definitive Agreement” is incorporated by reference into this Item 3.03.

Prior to November 21, 2011 unless Bancorp has redeemed the Series B Preferred Stock or the Treasury has transferred the Series B Preferred Stock to a third party, Bancorp may not, without the consent of the Treasury (1) declare or pay any dividend or make any distribution on its Common Stock (other than regular quarterly cash dividends of not more than $0.06 per share) or (2) redeem, purchase or acquire any shares of its Common Stock or other equity or capital securities, other than in connection with benefit plans consistent with past practice and certain other circumstances specified in the Purchase Agreement. The redemption, purchase or other acquisition of trust preferred securities of Bancorp or its affiliates will also be subject to restrictions set forth in the Purchase Agreement.

In addition, under the Articles of Amendment, Bancorp’s ability to declare or pay dividends or repurchase its Common Stock or other equity securities will be subject to restrictions in the event that Bancorp fails to declare and pay (or set aside for payment) full dividends on the Series B Preferred Stock.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The information concerning executive compensation set forth under “Item 1.01 Entry into a Material Definitive Agreement” is incorporated by reference into this Item 5.02.

Item 5.03 Amendment to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On November 20, 2008, Bancorp filed the Articles of Amendment with the Secretary of State of the State of Maryland designating 23,393 shares of preferred stock as Series B Preferred Stock. A copy of the Articles of Amendment is attached hereto as Exhibit 3.1.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Item No.	Description
3.1	Articles Supplementary to the Articles of Incorporation of Bancorp
4.1	Warrant for Purchase of Shares of Common Stock
10.1	Purchase Agreement, dated November 21, 2008, between Bancorp and the United States Department of the Treasury

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Severn Bancorp, Inc.

Dated: November 24, 2008	By:	/s/ Alan J. Hyatt
Alan J. Hyatt, President

Exhibit Index

Item No.	Description
3.1	Articles Supplementary to the Articles of Incorporation of Bancorp
4.1	Warrant for Purchase of Shares of Common Stock
10.1	Purchase Agreement, dated November 21, 2008, between Bancorp and the United States Department of the Treasury